UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[     ]    Preliminary Information Statement
[     ]    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ X ]    Definitive Information Statement

FORCE FUELS, INC.

(Name of Registrant As Specified In Charter)

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        COMMON STOCK

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Force Fuels, Inc.
22525 Pacific Coast Hwy, Suite 101
Malibu, CA 90265

INFORMATION STATEMENT
PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being mailed on or about January 6, 2009 to the stockholders of record on January 6, 2009 of Force Fuels, Inc. (the “Company”) in connection with certain action taken by the written consent of stockholders holding a majority of the outstanding voting stock of the Company as of March 19, 2008 (the “Record Date”).

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors

Dated: January 6, 2009	/s/ Lawrence Weisdorn
Lawrence Weisdorn
Director, President,
Chief Executive Officer
and Chief Financial Officer

NOTICE OF ACTION PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS
IN LIEU OF A MEETING OF THE STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Company’s Articles of Incorporation have been amended to reflect an increase in the number of authorized shares of Common Stock pursuant to the written consent dated as of March 19, 2008 by stockholders holding a majority of the outstanding voting stock of the Company (the “Majority Stockholders”).

INTRODUCTION

In the Written Consent of the Shareholders of Force Fuels, Inc. dated March 19, 2008 (“Written Consent of Stockholders”), stockholders holding shares comprising over fifty percent (50%) of the total voting shares of the Company provided their written consents to amend the Company’s Articles of Incorporation in order to increase the authorized Common Stock of the Company to one hundred million (100,000,000) shares (the “Amendment”).

PURPOSE OF STOCKHOLDER ACTION

The purpose of increasing to the authorized Common Stock provides additional shares available for sale, financing, compensation and for possible use in the acquisition of assets of securities of other companies.

On March 19, 2008, the Company’s Board of Directors (the “Board”) approved a 1-for-10 reverse split of the Company’s Common Stock (the “Reverse Split”).  The Reverse Split took effect April 17, 2008.  Immediately preceding the Reverse Split, the Company had twenty four million (24,000,000) authorized shares of Common Stock and one million four hundred twenty thousand (1,420,000) shares outstanding.  As a result of the Reverse Split, the number of outstanding shares and the number of authorized shares were both reduced by a ratio of 1-for-10.  Therefore, after giving effect to the Reverse Split only two million four hundred thousand (2,400,000) shares of Common Stock were authorized and one hundred forty-two thousand (142,000) shares were outstanding.  But for the Amendment, only two million two hundred fifty-eight thousand (2,258,000) shares of Common Stock would have been available for future issuances.

OUTSTANDING SHARES AND VOTING RIGHTS
AS OF THE RECORD DATE

As of the Record Date, the Company’s authorized capitalization consisted of (a) twenty four million (24,000,000) shares of Common Stock of which one million four hundred twenty thousand (1,420,000) shares were issued and outstanding, and (b) one million (1,000,000) shares of Preferred Stock, none of which has been previously issued.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.  Stockholders representing a majority of the outstanding shares of Common Stock, no less than 710,001 shares of Common Stock as of March 19, 2008, were required to approve the Amendment.

Stockholders holding 1,000,000 shares of Common Stock as of March 19, 2008 gave their written consents in favor of the Amendment, and having sufficient voting power to approve the Amendment, no other stockholder consents will be solicited in connection with this Information Statement.

This Information Statement will serve as written notice to stockholders as contemplated pursuant to Section 2.17 of the Company’s Bylaws.

AMENDMENT OF THE ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED COMMON STOCK

On March 19, 2008, the Majority Stockholders of the Company executed the Written Consent of Stockholders in accordance with Nevada Revised Statutes Section 78.320 to increase the authorized Common Stock of the Company.  The Amendment took effect on April 17, 2008 when the Amendment was filed with the Nevada Secretary of State.

STOCKHOLDERS PROVIDING WRITTEN CONSENTS

Set forth below is a table of the stockholders who have executed the Written Consent and the number of shares of Common Stock beneficially owned by such stockholders as of March 19, 2008:

Name of Individual Shareholder	No. of Shares	Percent Owned
Thomas C. Hemingway	500,000	35.2%
Gary Cohee	500,000	35.2%

Total	1,000,000	70.4%

The foregoing table does not reflect the effect of the Reverse Split.  On April 17, 2008, each ten shares of outstanding Common Stock became one share of reclassified Common Stock.

EFFECTS OF THE AMENDMENT

Authorization of more Common Stock means more Common Stock can be issued by action of the Board of Directors and without further approval of any stockholders.  Common Stock can be issued or committed for financings, as compensation, or in acquisitions.

Subsequent to the adoption of the Amendment, the Company issued additional shares to management and other principal shareholders of the Company.  See "Security Ownership of Certain Beneficial Owners and Management" below.

The availability of additional shares can have an anti-takeover effect because shares can be issued to dilute the ownership of a potential acquirer.

Anti-takeover measures may have an adverse effect on any possibility of stockholders receiving a premium for their shares in an acquisition.  The availability of additional authorized shares may also have the effect of allowing incumbent management to maintain their control of the Company.  Currently management controls approximately 70% of the outstanding Common Stock.  Therefore, management can effectively determine the composition of the Board of Directors and can determine whether or not major corporate actions will be approved.

DESCRIPTION OF CAPITAL STOCK

The Company’s authorized capitalization (after the Amendment) consists of 100,000,000 shares of Common Stock, par value $0.001 and 1,000,000 shares of Preferred Stock, par value $0.001.

Common Stock

Common Stock may be issued by the Board with or without the consent of stockholders.  Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

Preferred Stock

Preferred Stock may be issued in one or more series with terms determined by the Board from time to time.  The Board of Directors is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative;

the redemption price or prices for the particular series; the voting powers for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

The capital stock of this corporation shall be nonassessable and shall not be subject to assessment to pay the debts of the corporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of the shares of the Company’s Common Stock owned as of December 31, 2008 by all persons known to the Company who own more than 5% of the outstanding number of such shares, by all directors of the Company, and by all officers and directors of the Company as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (1)		Percent of Class

Thomas C. Hemingway	900,000		11.8%

Lawrence Weisdorn	3,500,000	(2)	45.9%

Donald Hejmanowski	2,200,000	(2)	28.9%

All Directors and Officers as a group (3 persons)	5,600,000	(3)	73.5%

ICE Conversions, Inc.	1,000,000		13.1%

Gary Cohee	900,000		11.8%
__________________________________

(1)
For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of December 31, 2008.

(2)
1,000,000 of these shares are owned by ICE Conversions, Inc., a California corporation.  Mr. Weisdorn is an executive officer of ICE Conversions, Inc. and currently serves as a director and its President and Chief Executive Officer.  Mr. Hejmanowski is also a director of ICE Conversions, Inc.  Mr. Weisdorn and Mr. Hejmanowski therefor are deemed to have voting and investment power of those shares.

(3)
1,000,000 shares owned by ICE Conversions, Inc. were accounted for in the number of shares beneficially owned by Messrs. Weisdorn and Hejmanowski, although counted only once for the calculation of the total number of shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934, as amended (the “EXCHANGE ACT”), requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports.

To the Company’s knowledge, based solely on its review of the copies of Section 16(a) forms and other specified written representations furnished to the Company, the Company’s officers, directors or greater than ten percent beneficial owners known to the Company filed their Forms 3 and any Forms 4 during or with respect to fiscal years 2008 or 2007.

The following Form 3 and Form 4 filings were filed late by beneficial owners of the Company as listed in the table below.

BENEFICIAL OWNER	FORM 3	FORM 4

Thomas C. Hemingway	1	1

Lawrence Weisdorn	1	0

Donald Hejmanowski	1	0

ICE Conversions, Inc.	1	1

Gary Cohee	1	1

FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION

The Company hereby incorporates by reference the financial statements, management's discussion and analysis of financial condition and results of operations, changes in and disagreements with accountants on accounting and financial disclosure and quantitative and qualitative disclosures about market risk, as contained in the Company’s Annual Report  on Form 10-K for the fiscal year ended July 31, 2008 accompanying this Information Statement.

ADDITIONAL INFORMATION

The Company has furnished one information statement to stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders.  The Company will furnish additional copies upon request by a stockholder to: Force Fuels, Inc., 22525 Pacific Coast Hwy, Suite 101, Malibu, CA 90265; 310-927-1711.

By Order of the Board of Directors

Dated: January 6, 2009	/s/ Lawrence Weisdorn
Lawrence Weisdorn
Director, President,
Chief Executive Officer
and Chief Financial Officer